UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 28, 2014
ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

In connection with the sale by Ashland Inc. (“Ashland”) of its Ashland Water Technologies business (the “Business”) to a fund managed by Clayton, Dubilier & Rice, LLC, which closed on July 31, 2014, Ashland amended the Transfer and Administration Agreement and the Sale Agreement (collectively, the “A/R Agreements”) of its Accounts Receivable Securitization Facility to remove receivables related to the Business, reduce the size of the facility to $275 million and make other minor conforming amendments to the Agreements.

The above description of the amendment to the A/R Agreements (the “Amendment”) does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

Exhibit                     Description

10.1
Originator Removal Agreement and Facility Amendment, dated as of July 28, 2014, by and among Ashland, Hercules Incorporated, Ashland Specialty Ingredients G.P., ISP Technologies Inc., Ashland Elastomers LLC, CVG Capital III LLC, the Investors, the Letter of Credit Issuers, Managing Agents and Administrators party thereto, and the Bank of Nova Scotia, as Agent for the Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

August 1, 2014	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit                      Description

10.1
Originator Removal Agreement and Facility Amendment, dated as of July 28, 2014, by and among Ashland, Hercules Incorporated, Ashland Specialty Ingredients G.P., ISP Technologies Inc., Ashland Elastomers LLC, CVG Capital III LLC, the Investors, the Letter of Credit Issuers, Managing Agents and Administrators party thereto, and the Bank of Nova Scotia, as Agent for the Investors.